Exhibit 10.3

AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT, WAIVER AND CONSENT
THIS AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT, WAIVER AND CONSENT (this “Agreement”) is made as of October 29, 2018 by and among KEMET ELECTRONICS CORPORATION, a Delaware corporation (“KEC”), KEMET FOIL MANUFACTURING, LLC, a Delaware limited liability company (“KEMET Foil”), KEMET BLUE POWDER CORPORATION, a Nevada corporation (“KEMET Blue”), THE FOREST ELECTRIC COMPANY¸ an Illinois corporation (“FELCO” and, together with KEC, KEMET Foil and KEMET Blue, each individually, a “U.S. Borrower” and, collectively, “U.S. Borrowers”), KEMET ELECTRONICS MARKETING (S) PTE LTD., a Singapore corporation (“Singapore Borrower” and, together with U.S. Borrowers, each individually, a “Borrower” and, collectively, “Borrowers”), the financial institutions party hereto as lenders (collectively, “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).
W I T N E S S E T H:
WHEREAS, Borrowers, Lenders and Agent have entered into that certain Loan and Security Agreement dated as of September 30, 2010 (as amended, restated, renewed, extended, substituted, modified and otherwise supplemented from time to time, the “Loan Agreement”), and certain other Loan Documents (as defined in the Loan Agreement);
WHEREAS, Borrowers have advised Agent and Lenders that TOKIN Corporation, a Japanese corporation (“TOKIN”), intends to enter into that certain Term Loan Agreement dated as of October 29, 2018 (the “TOKIN-SMTB Loan Agreement”) by and among TOKIN, as borrower, the lenders party thereto and Sumitomo Mitsui Trust Bank Limited, in its capacity as agent and arranger, pursuant to which such lenders will extend to TOKIN term loans in the aggregate principal amount of 33 billion Japanese yen (¥33,000,000,000) (approximately U.S. $296,000,000) (the “TOKIN-SMTB Loans”), with the obligations of TOKIN under the TOKIN-SMTB Loan Agreement being guaranteed by Parent and certain subsidiaries of TOKIN and secured by certain assets, properties and equity interests of TOKIN and certain subsidiaries of TOKIN (collectively, the “TOKIN-STMB Loan Transaction”);
WHEREAS, contemporaneously with the receipt of the net cash proceeds of the TOKIN-SMTB Loan, TOKIN shall make intercompany loans to Parent in an aggregate principal amount not to exceed 33 billion Japanese Yen (¥33,000,000,000), the proceeds of which Parent shall use, together with other cash on hand, to repay in full all of the Term Loans and other obligations (other than contingent obligations that expressly survive termination) owing under the Term Loan Credit Agreement (including, without limitation, a 1% prepayment premium on the aggregate principal amount of the Terms Loans repaid) (the “Term Loan Repayment”);

WHEREAS Borrowers have advised Agent and the Lenders that they intend to (i) dissolve KEMET Foil and (ii) distribute all of KEMET Foil’s assets to KEC (the “KEMET Foil Dissolution” and, together with the TOKIN-SMTB Loan Transaction and the Term Loan Repayment, collectively, the “Subject Transactions”);
WHEREAS, Borrowers have requested that Agent and Lenders consent to and waive any provisions of the Loan Agreement that may prohibit or be violated by the Subject Transactions; and
WHEREAS, Borrowers have requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement, and Agent and Lenders are willing to do so, subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS.
Capitalized terms used and not defined in this Agreement shall have the respective meanings given them in the Loan Agreement.

SECTION 2.	ACKNOWLEDGMENTS.
2.1    Acknowledgment of Obligations. Each Borrower hereby acknowledges, confirms and agrees that as of October 29, 2018, U.S. Borrowers are jointly and severally indebted to Agent and Lenders in respect of the Revolver Loans in the principal amount of $0 and in respect of LC Obligations in the amount of $0, and Singapore Borrower is indebted to Agent and Lenders in respect of the Revolver Loans in the principal amount of US$0. All such amounts, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by each Borrower to Agent and Lenders, are unconditionally owing by such Borrower to Agent and Lenders in accordance with the terms of the Loan Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.
2.2    Acknowledgment of Security Interests. Each Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of Secured Parties, has and shall continue to have valid, enforceable and perfected first priority Liens, subject to Permitted Liens, upon and security interests in the Collateral of such Borrower granted prior to the date hereof to Agent, for the benefit of Secured Parties, pursuant to the Loan Documents or otherwise granted prior to the date hereof to or held by Agent, for the benefit of Secured Parties, and upon and in which Agent, for the benefit of Secured Parties, prior to the date hereof had perfected first priority Liens and security interests.
2.3    Binding Effect of Documents. Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Borrower contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms, and such Borrower has no valid defense to the enforcement of such obligations, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.
SECTION 3.     WAIVER AND CONSENT IN RESPECT OF THE SUBJECT TRANSACTIONS
3.1    Borrowers and the other Obligors have requested that Agent and the Lenders waive the application of any provision of the Loan Agreement and each other Loan Document that may prohibit or be violated by the Subject Transactions and consent to the Subject Transactions.
3.2    Subject to the terms and conditions set forth herein, Agent and the Required Lenders hereby (i) waive the application of each provision of the Loan Agreement and each other Loan Document that may prohibit or be violated by any of the Subject Transactions, (ii) consent to each of the Subject Transactions, and (iii) waive any Default or Event of Default that may have occurred or may otherwise occur as a result of any of the Subject Transactions.
SECTION 4.     RELEASE OF LIENS; TERMINATION OF JAPANESE ABL SHARE PLEDGE AGREEMENT AND INTERCREDITOR AGREEMENT.
4.1    Effective upon the consummation of the TOKIN-SMTB Loan Transaction and the Term Loan Repayment, Agent and the Lenders hereby (i) release and terminate all Liens and security interests in the Equity Interests of TOKIN and its Subsidiaries which may have been granted as Collateral to secure the Obligations and (ii) acknowledge, confirm, and agree that the Japanese ABL Share Pledge Agreement is hereby terminated and shall have no further force or effect, in each case without further action by any party.
4.2    Effective upon the consummation of the Term Loan Repayment, Agent and the Lenders hereby acknowledge, confirm, and agree that the Intercreditor Agreement is hereby terminated and shall have no further force or effect, in each case without further action by any party.
4.3    Agent and the Lenders hereby agree, upon the reasonable request of Borrowers and at the expense of Borrowers, at any time and from time to time, to promptly execute and deliver all such further documents, instruments and releases, and to promptly take all such actions as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the releases and terminations contemplated by this Section 4.
SECTION 5.     AMENDMENTS
5.1    Section 1.1 of the Loan Agreement is hereby amended to delete the following defined terms therefrom: “Japanese ABL Share Pledge Agreement”; “Intercreditor Agreement”; “Parallel Debt”; “Revolver Priority Collateral”; and “Underlying Debt”.

5.2    Section 1.1 of the Loan Agreement is hereby amended to insert the following new defined terms in the appropriate alphabetical order:
“Amendment No. 10 Effective Date: October 29, 2018.”
“Permitted Customer Debt: advances made by customers to Borrowers and their Subsidiaries in an aggregate amount not to exceed $90,000,000 at any time outstanding, which Borrowers and their Subsidiaries shall use to purchase production equipment and make other investments and improvements in their business and operations in order to increase their overall capacity to produce various electronic components of the type and part as may be sold by Borrowers and their Subsidiaries to such customers from time to time, provided that the terms and conditions of such advances, taken as a whole, shall not be materially more onerous to Borrowers and their Subsidiaries in any material respect than those described in Parent’s Form 8-K dated September 7, 2018 and filed with the SEC on such date.”
“Permitted Customer Debt Reserve: a reserve in amounts reasonably established by Agent from time to time in its Credit Judgment to reflect the outstanding amount of Permitted Customer Debt that could potentially be offset against Eligible Accounts.”
“TOKIN: TOKIN Corporation, a Japanese corporation.”
“TOKIN-SMTB Loans: the Debt and other obligations incurred pursuant to the TOKIN-SMTB Loan Documents.”
“TOKIN- SMTB Loan Agreement: (a) that certain Term Loan Agreement entered into on or about the Amendment No. 10 Effective Date by and among TOKIN, as borrower, the lenders party thereto in their capacities as lenders thereunder and Sumitomo Mitsui Trust Bank Limited, in its capacity as agent and arranger, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to limitations set forth herein) or refinance in whole or in part the indebtedness and other obligations outstanding under (i) the term loan agreement referred to in clause (a) above or (ii) any subsequent term loan agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a TOKIN-SMTB Loan Agreement hereunder. Any reference to the TOKIN-SMTB Loan Agreement hereunder shall be deemed to be a reference to any TOKIN-SMTB Agreement then in existence.”
“TOKIN-SMTB Loan Documents: the TOKIN-SMTB Loan Agreement and the other documents, instruments, and agreements entered into pursuant to the TOKIN-SMTB Loan Agreement.”
“TOKIN-Parent Loan Documents: (a) that certain Intercompany Loan Agreement (Term Loan A) to be dated on or about the date of funding of the TOKIN-SMTB Loans by and between Parent, as borrower, and TOKIN, as lender, (b) that certain Intercompany Loan

Agreement (Term Loan B) to be dated on or about the date of funding of the TOKIN-SMTB Loans by and between Parent, as borrower, and TOKIN, as lender, (c) the promissory notes executed by Parent from time to time pursuant to the Intercompany Loan Agreements referenced to in clauses (a) and (b) above, and (d) the intercompany fee letter to be dated on or about the date of funding of the TOKIN-SMTB Loans by and between Parent and TOKIN.”
“TOKIN-Parent Loans: those certain intercompany loans made by TOKIN to Parent pursuant to the TOKIN-Parent Loan Documents, in an initial aggregate principal amount not to exceed 33 billion Japanese Yen (¥33,000,000,000), the net cash proceeds of which will be used by Parent, together with other cash on hand, to repay in full all of the Term Loans and other obligations (other than contingent obligations that expressly survive termination) owing under the Term Loan Credit Agreement.”
5.3    The definition of “Availability Reserve” set forth in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the word “and” appearing before clause (j) of such definition, (ii) replacing the period at the end of clause (j) with “; and” and (iii) inserting the following new clause (k) immediately after clause (j):
“(k) the Permitted Customer Debt Reserve.”
5.4    The definition of “Change of Control” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Change of Control: (a) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in all Borrowers; (b) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the outstanding voting power of the Equity Interests of the Borrowers or their direct or indirect parents; (c) a change in the majority of directors of Parent, unless approved by the then majority of directors; or (d) all or substantially all of a Borrower’s assets are sold or transferred, other than sale or transfer to another Borrower;”
5.5    The definition of “EBITDA” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“EBITDA: for any period, for Parent and its Subsidiaries on a consolidated basis, an amount equal to net income for such period plus (a) the following to the extent deducted in calculating such net income, without duplication: (i) Interest Expense for such period; (ii) the provision for federal, state, local and foreign income taxes payable by Parent and its Subsidiaries for such period; (iii) the amount of depreciation and amortization expense for such period; (iv) all non-cash impairment charges (to the extent not captured in amortization) for such period; (v) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of Parent and its Subsidiaries; (vi) all non-cash expenses attributable to minority interests in Subsidiaries; (vii) all other non-cash charges (which, for the avoidance of doubt, shall not include write downs of Inventory); (viii) non-cash losses from foreign currency translations; (ix) fees, expenses or charges relating to the preparation, negotiation and delivery of, and the closing of the financing transactions contemplated by, the Loan Documents, the Term Documents and the TOKIN-SMTB Loan Documents; (x) Net Restructuring Charges (if the result of the calculation of Net Restructuring Charges is positive); (xi) losses in respect of any Asset Disposition by Parent and its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis; (xii) any net losses attributable to the early extinguishment of Debt; and (xiii) any expenses or charges related to any equity offering, any Investment permitted hereunder, any recapitalization or Debt permitted hereunder (whether or not successful), the incurrence of the Term Loans, the incurrence of the TOKIN-SMTB Loans, or the entering into of this Agreement and the issuance of Revolver Loans; and minus (b) the following to the extent included in calculating such net income, without duplication: (i) non-cash gains from foreign currency translations to the extent included in calculating such net income for such period; (ii) all non-cash items increasing net income for such period; (iii) Net Restructuring Charges (if the result of the calculation of Net Restructuring Charges is negative); (iv) gains in respect of any Asset Disposition by Parent and its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis; and (v) any net gains attributable to the early extinguishment of Debt.”
5.6    Clause (e) of the definition of “Eligible Account” is hereby amended and restated in its entirety to read as follows:
“(e)    it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, rebate, price adjustment, price protection or allowance (but ineligibility shall be limited to the amount thereof), other than potential offsets which may arise in connection with Permitted Customer Debt so long as a Permitted Customer Debt Reserve has been established;”
5.7    The definition of “Fixed Charges” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Fixed Charges: for any period, the sum of (a) Interest Expense to the extent paid in cash during such period (net of cash interest income), plus (b) principal payments made in cash on Borrowed Money during such period (including principal payments on Permitted Customer Debt but excluding (i) principal payments reducing the outstanding amounts of Borrowed Money associated with revolving, overdraft or factoring facilities unless such principal payments are accompanied by a permanent reduction in the amount available for borrowing under such facility and (ii) the repayment of the Term Loans in connection with the incurrence of the TOKIN-SMTB Loans), plus (c) Distributions, dividends and stock buybacks made in cash during such period, plus (d) the Equipment Value Amortization accrued during such period.”
5.8    The definition of “Interest Expense” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Interest Expense: the aggregate consolidated interest expense (net of interest income) of Parent and its Subsidiaries in respect of indebtedness determined on a consolidated basis in accordance with GAAP, including amortization or original issue discount on any indebtedness and amortization of all fees payable in connection with the incurrence of such indebtedness, including, without limitation, the interest portion of any deferred payment obligation and the interest component of any Capital Leases, and, to the extent not included in such interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities.”
5.9    The definition of “Loan Documents” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Loan Documents: this Agreement, the Other Agreements, and the Security Documents.”
5.10    The definition of “Parent Default” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Parent Default: the declaration or making by Parent of any Distribution, or the making by Parent of any Restricted Investment or any payment (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Borrowed Money in respect of the TOKIN-SMTB Loans, which, in each case, would result in an Event of Default if such Distribution was declared or made, or such Restricted Investment or payment of Borrowed Money was to be made, by any Borrower.”
5.11    The second paragraph of Section 7.1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include: (a) voting Equity Interests of any Foreign Subsidiary which is a “first tier” Subsidiary of U.S. Borrower, solely to the extent that such Equity Interests represent more than 65% of the outstanding voting Equity Interests of such Foreign Subsidiary; (b) any rights or interest in any contract, lease, permit or License covering real or personal Property of any Obligor if under the terms of such contract, lease, permit or License, or Applicable Law with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit or License and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit or License has not been obtained (provided, that, (i) the foregoing exclusions of this clause (b) shall in no way be construed (A) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other Applicable Law, or (B) to apply to the extent that any consent or waiver has been obtained that would permit Agent’s security interest or Lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit or License, and (ii) the foregoing exclusions of clauses (a) and (b) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s or any other Secured Party’s continuing security interests in and Liens upon any rights or interests of any Obligor in or to (A) monies due or to become due under or in connection with any described contract, lease, permit, License or Equity Interests, or (B) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, License or Equity Interests); (c) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under Applicable Law, provided, that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (d) Equity Interests of any Foreign Subsidiary which is not a “first tier” Subsidiary of U.S. Borrower or which is a “first tier” Subsidiary of U.S. Borrower organized in Finland, Germany, or Canada; provided, that, upon the occurrence of a Cash Dominion Trigger Period, U.S. Borrower shall pledge to Agent the Equity Interests of each “first tier” Subsidiary of U.S. Borrower organized in Germany; (e) any interest in Real Estate; (f) the UBS VAT Restricted Cash, and (g) Equity Interests of TOKIN and its Subsidiaries.”
5.12    Section 8.2.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“8.2.5     Proceeds of Collateral. Each Borrower shall request in writing and otherwise take all commercially reasonable steps to cause all payments on Accounts or otherwise relating to Collateral to be made directly to the applicable Dominion Account (or a lockbox relating to a Dominion Account) or a Deposit Account subject to a Deposit Account Control Agreement. If any Borrower or Subsidiary receives cash or Payment Items in excess of $100,000 in the aggregate with respect to (a) any Collateral of U.S. Borrower, it shall hold same in trust for Agent and promptly (not more than four (4) Business Days after receipt) deposit the same into a Dominion Account of U.S. Borrower or a Deposit Account of U.S. Borrower subject to a Deposit Account Control Agreement or (b) any Collateral of Singapore Borrower, it shall hold same in trust for Agent and promptly (not more than four (4) Business Days after receipt) deposit the same into a Dominion Account of Singapore Borrower.”
5.13    Section 10.1.3 of the Loan Agreement is hereby amended by amending and restating clause (l) thereof in its entirety to read as follows:
“(l) the occurrence of any default or event of default under the TOKIN-SMTB Loan Agreement; or”
5.14    Sections 10.2.1(l) and (m) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:
“(l)    (i) prior to the incurrence of the TOKIN-SMTB Loans, Debt incurred pursuant to the Term Loan Credit Agreement in an aggregate principal amount not exceeding $345,000,000, and (ii) from and after the incurrence of the TOKIN-SMTB Loans, Debt incurred pursuant to the TOKIN-SMTB Loan Agreement so long as the aggregate outstanding principal amount thereof does not to exceed 33 billion Japanese yen (¥33,000,000,000) at any time;
(m)     the TOKIN-Parent Loans made pursuant to the TOKIN-Parent Loan Documents on terms and conditions, taken as a whole, that are not materially more onerous to Parent in any material respect than those provided to Agent on or prior to the Amendment No. 10 Effective Date;”
5.15    Sections 10.2.1 of the Loan Agreement is hereby further amended by (i) replacing the period at the end of clause (n) thereof with “; and” and (ii) inserting the following immediately after clause (n) thereof:
“(o)     Permitted Customer Debt;”
5.16    Section 10.2.2(j) of the Loan Agreement is hereby amended by inserting the following at the beginning of such section:
“prior to the incurrence of the TOKIN-SMTB Loans,”
5.17    Section 10.2.2 of the Loan Agreement is hereby further amended by (i) deleting the word “and” appearing at the end of clause (m), (ii) replacing the period at the end of clause (n) with “; and” and (iii) inserting the following new clause (o) immediately after clause (n):
“(o)    Liens in the assets, properties and Equity Interests of TOKIN and its Subsidiaries securing the indebtedness and obligations owing under the TOKIN-SMTB Loan Documents;”
5.18    The first sentence of Section 10.2.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Declare or make any Distributions, except Upstream Payments (including, without limitation, (i) Upstream Payments to Parent or any Borrower solely to the extent made in connection with the TOKIN Loan Documents as in effect on the Amendment No. 9 Effective Date and (ii) the Upstream Payment from TOKIN to Parent solely to the extent made in connection with the TOKIN-Parent Loan Documents); or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances and restrictions (A) under the Loan Documents, (B) under Applicable Law, (C) under the TOKIN-SMTB Loan Documents and (D) as in effect on the Closing Date as shown on Schedule 9.1.15.”
5.19    Section 10.2.4 of the Loan Agreement is hereby further amended by (i) deleting the word “and” appearing at the end of clause (5) thereof, (ii) replacing the period appearing at the end of clause (6) thereof with “;” and (iii) inserting the following new clauses (7) and (8) immediately after clause (6) thereof:
“(7) Distributions to allow Parent to make repurchases and redemptions of Equity Interests in an aggregate amount not exceeding $15,000,000 in any fiscal year for fiscal years ending March 31, 2019, 2020 and 2021, so long as (a) on a pro forma basis for the thirty (30) consecutive day period immediately prior to and upon giving effect thereto, Aggregate Availability is greater than or equal to 15% of the Revolver Commitments at such time, and (b) immediately prior to and upon giving effect thereto, no Default or Event of Default exists; and
(8) other Distributions in an aggregate amount not exceeding $15,000,000 with respect to any Fiscal Year, so long as immediately prior to and upon giving effect thereto, no Default or Event of Default exists.”
5.20    Section 10.2.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“10.2.7.    Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) (i) intercompany loans by a domestic Obligor to a domestic Obligor; (ii) intercompany loans by a Subsidiary that is not an Obligor to any Subsidiary that is not an Obligor; (iii) the TOKIN Loans, and (iv) the TOKIN-Parent Loans; and (e) except as permitted in the foregoing clause (d) and as long as no Default, Event of Default or Overadvance exists or would be caused thereby, (i) intercompany loans by an Obligor to an Obligor, and (ii) intercompany loans among Obligors and Subsidiaries (other than intercompany loans from U.S. Borrower to Singapore Borrower) in an aggregate amount outstanding at any time not to exceed $10,000,000.”
5.21    The first sentence of Section 10.2.8 of the Loan Agreement is hereby amended by (i) deleting the word “or” appearing before clause (c) thereof, (ii) replacing the period appearing at the end of clause (c) thereof with “; or” and (iii) inserting the following new clause (d) immediately after clause (c) thereof:
“(d) TOKIN-Parent Loans except for (i) regularly scheduled payments of principal and interest in accordance with the terms and conditions of the TOKIN-Parent Loan Documents as in effect on the Amendment No. 10 Effective Date and (ii) non-cash payments-in-kind in accordance with the TOKIN-Parent Loan Documents as in effect from time to time.”
5.22    Section 10.2.17 of the Loan Agreement is hereby amended by (i) deleting the word “and” appearing before clause (h) thereof, (ii) replacing the period appearing at the end of clause (h) thereof with “; and” and (iii) inserting the following new clause (i) immediately after clause (h) thereof:
“(i) the transactions contemplated by the TOKIN-Parent Loan Documents.”
5.23    Section 10.2.21 of the Loan Agreement is hereby deleted in its entirety.

5.24    Section 11.1(f) of the Loan Agreement is hereby amended and restated in its entirety as follows:
“(f)    Any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach; or any event of default (after giving effect to any grace or cure period) of an Obligor occurs under any TOKIN-SMTB Loan Documents;”
5.25    Section 14.13 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“14.13.     Certifications Regarding TOKIN-SMTB Loan Documents. Borrowers certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrowers violates any of the TOKIN-SMTB Loan Documents. Borrowers further certify that the Revolver Commitments and Obligations constitutes permitted Indebtedness under the TOKIN-SMTB Loan Documents.”
5.26    Sections 14.19 and 14.20 of the Loan Agreement are hereby deleted in their entirety.
SECTION 6.     REPRESENTATIONS, WARRANTIES AND COVENANTS.
Each Borrower hereby represents, warrants and covenants with and to Agent and Lenders as follows:
6.1    Authorization.
(a)    Each Obligor has the corporate or limited liability company power and authority to execute, deliver and perform this Agreement and, in the case of the Borrowers, to obtain the extensions and increases of credit under the Loan Agreement as amended by this Agreement (the “Amended Loan Agreement”).
(b)    No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required to be obtained by the Loan Parties in connection with this Agreement, except (i) consents, authorizations, filings, acts and notices which have been obtained, taken or made and are in full force and effect and (ii) consents, authorizations, filings, acts and notices in respect of Liens created pursuant to the Loan Documents (including Liens to be created under foreign pledge agreements after the date hereof) and to the release of existing Liens.
(c)    This Agreement has been duly executed and delivered on behalf of each Obligor that is a party hereto. This Agreement and the Loan Agreement constitute the legal, valid and binding obligations of the Borrowers and the other Obligors that are party thereto and are enforceable against the Borrowers and the other Obligors that are party thereto in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’

rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
6.2    Representations in Loan Documents. Each of the representations and warranties made by or on behalf of such Borrower to Agent and Lenders in any of the Loan Documents was true and correct in all material respects when made (except for those representations and warranties that were already qualified by concepts of materiality or by express thresholds, which representations and warranties shall be true and correct in all respects) and is true and correct in all material respects on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by or on behalf of such Borrower on the date hereof and in this Agreement (other than such representations and warranties that relate solely to a specific prior date).
6.3    Binding Effect of Documents. This Agreement and the other Loan Documents have been duly executed and delivered to the Lender by such Borrower and are in full force and effect, as modified hereby.
6.4    No Conflict, Etc. The execution, delivery and performance of this Agreement by such Borrower will not violate or cause a default under any Applicable Law or Material Contract of such Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues, other than Permitted Liens.
6.5    No Default or Event of Default. No Default or Event of Default exists immediately prior to the execution of this Agreement and no Default or Event of Default will exist immediately after the execution of this Agreement and the other documents, instruments and agreements executed and delivered in connection herewith.
6.6    Additional Events of Default. Any misrepresentation by such Borrower, or any failure of such Borrower to comply with the covenants, conditions and agreements contained in any Loan Document, herein or in any other document, instrument or agreement at any time executed and/or delivered by such Borrower with, to or in favor of Agent and/or Lenders shall, subject to the terms and provisions of the Loan Agreement and the other Loan Documents, constitute an Event of Default hereunder, under the Loan Agreement and the other Loan Documents.

SECTION 7.	CONDITIONS PRECEDENT.
The effectiveness of the terms and provisions of this Agreement shall be subject to the receipt by Agent of:
(a)    this Agreement, duly authorized, executed and delivered by each Borrower, Lenders and Agent;
(b)    such other documents, instruments and agreements as Agent in its discretion deems reasonably necessary, all in form and substance reasonably satisfactory to Agent.

SECTION 8.     POST-CLOSING ACTIONS
(a)    Borrowers shall deliver to Agent, within thirty (30) Business Days after the date hereof (or such later date that Agent may consent to in its discretion, which consent may be granted by electronic mail), a Supplement to Pledge Agreement, duly executed by KEC, pursuant to which KEC shall pledge its Equity Interests in KEC’s in KEMET Jianghai Electronics Components Co., Ltd. and Novasentis Inc., in form and substance reasonably satisfactory to Agent.
(b)    If so requested by Agent, Borrowers shall deliver to Agent, within sixty (60) Business Days after the date hereof (or such later date that Agent may consent to in its discretion, which consent may be granted by electronic mail), a ratification of the Mexican Pledge Documents, duly executed by the applicable parties thereto (other than Agent), in form and substance reasonably satisfactory to Agent.
(c)    Borrowers shall deliver to Agent, upon the funding of the TOKIN-SMTB Loans, copies of the (i) TOKIN-SMTB Loan Agreement and (ii) TOKIN-Parent Loan Documents, and all material documents, instruments, and agreements executed pursuant thereto.
SECTION 9.     PROVISIONS OF GENERAL APPLICATION.
9.1    Effect of this Agreement. Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control. Any Loan Document amended hereby shall be read and construed with this Agreement as one agreement.
9.2    Costs and Expenses. Borrowers absolutely and unconditionally agree to pay to Agent, on demand by Agent at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees and disbursements of any counsel to Agent in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and all reasonable out-of-pocket expenses which shall at any time be incurred or sustained by Agent or its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.
9.3    No Third Party Beneficiaries. The terms and provisions of this Agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Agreement.

9.4    Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Agreement.
9.5    Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
9.6    Merger. This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.
9.7    Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Agent or any closing shall affect the representations and warranties or the right of Agent to rely upon them.
9.8    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.
9.9    Reviewed by Attorneys. Each Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and each document executed in connection herewith with, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.
9.10    Governing Law; Consent to Jurisdiction and Venue.
(a)    THIS AGREEMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
(b)    EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE

RELATING IN ANY WAY HERETO, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
9.11    Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY HERETO; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST AGENT OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
9.12    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute but one and the same Amendment. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

KEMET ELECTRONICS CORPORATION

By:	/s/ William M. Lowe, Jr.
Name:	William M. Lowe, Jr.
Title:	Executive Vice President and Chief Financial Officer

KEMET ELECTRONICS MARKETING (S) PTE LTD.

By:	/s/ William M. Lowe, Jr.
Name:	William M. Lowe, Jr.
Title:	Authorized Officer

KEMET FOIL MANUFACTURING, LLC

By:	/s/ Maryann Fulton
Name:	Maryann Fulton
Title:	Manager

KEMET BLUE POWDER CORPORATION

By:	/s/ Richard Vatinelle
Name:	Richard Vatinelle
Title:	Treasurer

THE FOREST ELECTRIC COMPANY

By:	/s/ Richard Vatinelle
Name:	Richard Vatinelle
Title:	Secretary

Signature Page to Amendment No. 10, Waiver and Consent

Acknowledged:

KEMET CORPORATION

By:	/s/ William M. Lowe, Jr.
Name:	William M. Lowe, Jr.
Title:	Executive Vice President and Chief Financial Officer

KEMET SERVICES CORPORATION

By:	/s/ Connie W. Fischer
Name:	Connie W. Fischer
Title:	President

KRC TRADE CORPORATION

By:	/s/ William M. Lowe, Jr.
Name:	William M. Lowe, Jr.
Title:	President

Signature Page to Amendment No. 10, Waiver and Consent

BANK OF AMERICA, N.A., as Agent and sole Lender

By:	/s/ Andrew A. Doherty
Name:	Andrew A. Doherty
Title:	Senior Vice President